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                                                                     Exhibit 4.2

       CERTIFICATE NUMBER                          WARRANTS
       W

                                           CUSIP 42738 11 0

                                  [LOGO]

                           HERLEY INDUSTRIES, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This Warrant Certificate certifies that

or its registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase one fully paid and nonassessable share of common stock, par value $.10 per share (the "Common Stock"), of Herley Industries, Inc., a Delaware corporation (the "Company"), at any time until the Expiration Date hereinafter referred to, by surrendering this Warrant Certificate, with the exercise form set forth hereon duly executed with signatures guaranteed as provided below, at the office maintained pursuant to the Warrant Agreement hereinafter referred to for that purpose by American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, and any other offices of the Warrant Agent or its successor designated for such purpose (any such warrant agent being herein
called the "Warrant Agent"), and by paying in full the sum of $    per share if
exercised on or before January   , 1999, and $    per share if exercised after
January   , 1999 and on or before the Expiration Date (as defined below) (the
"Exercise Price"), plus transfer taxes, if any. Payment of the Exercise Price shall be made in United States currency, by certified check or money order payable to the order of the Company.

   Upon certain events provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted.

   No Warrant may be exercised after 5:00 p.m. (New York City time) on January , 2000 or on such expiration date as may be extended to provide the Registered Holder at least 90 days written notice of such expiration date or to maintain an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") for at
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least 90 consecutive days prior to such expiration date (the "Expiration Date").
After the Expiration Date, all Warrants evidenced hereby shall thereafter become void, and the holders thereof shall have no rights hereunder. Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate in accordance with the terms of the Warrant Agreement, the Registered Holder shall be entitled to transfer this Warrant Certificate in whole or in part upon surrender of this Warrant Certificate at the office of the Warrant Agent with the form of assignment set forth hereon duly executed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank, a savings bank or a savings and loan association or a trust company located in the United States, a member of the National Association of Securities Dealers, Inc. or other eligible guarantor institution which is a participant in a signature guarantee program (as such terms are defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended). Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with the instructions in the form of assignment.

   No Warrant is exercisable unless, at the time of such exercise, the Company has a registration statement in effect under the Securities Act covering the shares of Common Stock issuable or transferable upon exercise of such Warrant, and such shares have been registered or qualified under the securities laws of the state of residence of the exercising Registered Holder, or such issuance or transfer is exempt from the registration requirements of the Securities Act and such shares of Common Stock are exempt from such registration or qualification.

   Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

   Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the office maintained for such purpose by the Warrant Agent.

   No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share, which the Registered Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Registered Holder shall be paid the cash value thereof determined as provided in the Warrant Agreement.

   This Warrant Certificate is issued under and in accordance with a Warrant Agreement between the Company, certain selling stockholders and
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the Warrant Agent (the "Warrant Agreement") and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof.

   This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

   This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

   IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:

                             HERLEY INDUSTRIES, INC.

BY:                              [SEAL]               BY:

PRESIDENT                                             TREASURER

COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY
                          WARRANT AGENT

BY:

                               AUTHORIZED OFFICER


                                EXERCISE FORM

    The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ___________________ shares of Common Stock and herewith makes payment therefor. The undersigned requests that a certificate for such shares be registered in the name of _____________, whose address is _____________________________________________________________ and
whose social security or other identifying number is ____________________, and that such shares be delivered to ________________________________________, whose address is ____________________________________________________________.

If said number of shares is less than all of the shares of Common Stock
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purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such shares be registered in the name of ________, whose address is _____________________________________________________________
and whose social security or other identifying number is ____________________, and that such Warrant Certificate be delivered to ___________________________, whose address is ____________________________________________________________.

Date: ________________________________    ____________________________________
                                          Signature

                              Signature Guaranteed:

                              ____________________________________

    The signature to the exercise form must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15.

                              FORM OF ASSIGNMENT

    For value received, the undersigned hereby sells, assigns and transfers unto ________________________________________________________________________, whose address is _____________________________________________________________ and
whose social security or other identifying number is ____________________, the Warrants represented by this Warrant Certificate (or ___________ Warrants, if less than all of the Warrants represented by this certificate), and hereby irrevocably constitutes and appoints the Warrant Agent as his or her attorney-in-fact to transfer this Warrant Certificate in the books of the Warrant Agent maintained for such purpose, with full power of substitution and re-substitution in the premises. If said number of Warrants is less than all of the Warrants evidenced by this certificate, the undersigned requests that a new Warrant Certificate representing the balance of such Warrants be registered in the name of ____________________________________________________
________________________________________________________________________________

whose address is _____________________________________________________________
and whose social security or other identifying number is ____________________, and that such Warrant Certificate be delivered to ___________________________, whose address is ____________________________________________________________.

Date: ________________________________    ____________________________________
                                             Signature
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                              Signature Guaranteed:

                              ____________________________________


    The signature to the assignment form must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15.